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                       FIFTH AMENDMENT TO LINE OF CREDIT AGREEMENT


     This Fifth Amendment to Line of Credit Agreement (the "Amendment") is effective as of March 8, 1999, by and between SANWA BANK CALIFORNIA (the "Bank") and ZENITH NATIONAL INSURANCE CORP. (the "Borrower") with respect to the following:

     This Amendment shall be deemed to be a part of and subject to that certain Line of Credit Agreement dated as of December 15, 1994, as heretofore amended, and any and all addenda and riders heretofore made (collectively the "Agreement"). Unless otherwise defined herein, all terms used in this Amendment shall have the same meanings as in the Agreement. To the extent that any of the terms or provisions of this Amendment conflict with those contained in the Agreement, the terms and provisions contained herein shall control.

     WHEREAS, the Borrower and the Bank mutually desire to extend and/or modify the Agreement.

     NOW THEREFORE, for value received and hereby acknowledged, the Borrower and the Bank agree as follows:

     1. CHANGE IN INTEREST RATE. Sections 1.02 C. 1, 2 and 3 of the Agreement are deleted in their entirety and the following is substituted in lieu thereof:

          "1. REFERENCE RATE ADVANCES. A variable rate equivalent to an index for a variable interest rate which is quoted, published or announced from time to time by the Bank as its reference rate and as to which loans may be made by the Bank at, below or above such reference rate (the "Reference Rate"). Interest shall be adjusted concurrently with any change in the Reference Rate. An Advance based upon the Reference Rate is hereinafter referred to as a "Reference Rate Advance." Each such Reference Rate Advance must be in the minimum amount of $100,000.00.

           2. FED FUNDS ADVANCES. A variable rate per annum (the "Federal Funds Rate"), for each day in which the Advance is based upon the Federal Funds Rate (a "Fed Funds Advance"), equivalent to 0.40% in excess of the interest rate equal to the weighted average of the rates on overnight, 1, 2, or 3-week Federal funds transactions with members of the Federal Reserve System, quoted to the Bank on such day by Federal Funds brokers of recognized standing which are selected by the Bank in its sole discretion or, if such day is not a business day, for the immediately preceding business day. With respect to this section 1.02(C)(2), a business day means a day in which banks are open generally in Chicago and New York for the conduct of substantially all of their commercial lending activities. Fed Funds Advances must be in the minimum amount of $250,000.00.

           3. EURODOLLAR ADVANCES. A fixed rate quoted by the Bank for 30, 60, 90, 120, 180 or 360 days or for such other period of time that the Bank may quote and offer (provided that any such period of time does not extend beyond the Expiration Date) [the "Interest Period"] for Advances in the minimum amount of $250,000.00. Such interest rate shall be a percentage equivalent to 0.40% in excess of the Bank's Eurodollar Rate (rounded upward, if necessary, to the nearest 1/16th of one per cent (0.0625%) which is that rate determined by the Bank's Treasury Desk as being the approximate rate at which the Bank could


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     purchase offshore U.S. dollar deposits in an amount approximately equal to the amount of the relevant Advance and for a period of time approximately equal to the relevant Interest Period (adjusted for any and all assessments, surcharges and reserve requirements pertaining to the purchase by the Bank of such U.S. dollar deposits)
     [the "Eurodollar Rate"]. An Advance based upon the Eurodollar Rate is hereinafter referred to as a "Eurodollar Advance" or Eurodollar Rate Advance".

          4. LIBOR ADVANCES. A fixed rate quoted by the Bank for 1, 2, 3 or 6 months or for such other period of time that the Bank may quote and offer (provided that any such period of time does not extend beyond the Expiration Date) [the "LIBOR Interest Period"] for Advances in the minimum amount of $250,000.00. Such interest rate shall be a percentage approximately equivalent to 0.40% in excess of the Bank's LIBOR Rate which is that rate determined by the Bank's Treasury Desk as being the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%)) of the U. S. dollar London Interbank Offered Rates for such period appearing on page 3750 (or such other page as may replace page 3750) of the Telerate screen at or about 11:00 a.m. (London time) on the second Business Day prior to the first day of such period (adjusted for any and all assessments, surcharges and reserve requirements) [the "LIBOR Rate"]. An Advance based upon the LIBOR Rate is hereinafter referred to as a "LIBOR Advance"."

     2. SUPPLEMENTAL INTEREST PAYMENT DATE FOR LIBOR RATE ADVANCES. An additional unnumbered paragraph is to be inserted as the penultimate paragraph of Section 1.02 C of the Agreement, as follows:

          "Interest on any LIBOR Advance with a LIBOR Interest Period of 3 months or less shall be paid on the last day of the LIBOR Interest Period. Interest on any LIBOR Rate Advance with an Interest Period in excess of three months shall be paid quarterly (i.e., on the last day of each three month period occurring in such Interest Period) and on the last day of the Interest Period pertaining to such LIBOR Rate Advance."

     3. AMENDED NOTICE OF BORROWING. A new sub-section 3 is added to Paragraph 1.02F of the Agreement, as follows:

          "3. A LIBOR RATE ADVANCE. Notice of any LIBOR Rate Advance shall be received by the Bank no later than two business days prior to the day (which shall be a business day) on which the Borrower requests a LIBOR Rate Advance to be made."

     4. AMENDED PARAGRAPHS 1.02 G, H, I, AND J. Paragraphs 1.02 G, H, I, and J, of the Agreement are amended to insert the words "or LIBOR Rate" after the words "Eurodollar Rate".

     5. CONFIRMATION OF OTHER TERMS AND CONDITIONS OF THE AGREEMENT. Except as specifically provided in this Amendment, all other terms, conditions and covenants of the Agreement unaffected by this Amendment shall remain unchanged and shall continue in full force and effect and the Borrower hereby covenants and agrees to perform and observe all terms, covenants and agreements provided for in the Agreement, as hereby amended.


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     IN WITNESS WHEREOF, this Amendment has been executed by the parties hereto as of the date first hereinabove written.



BANK:                                BORROWER:


SANWA BANK CALIFORNIA                ZENITH NATIONAL INSURANCE CORP.


By: /s/ Dirk A. Price                 By: /s/ Stanley R. Zax
   -----------------------------         ------------------------------------
   Dirk A. Price, Vice President         Stanley R. Zax, President & Chairman


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